Media Contacts:                   Analyst Contacts:
       	Doug Kline				                   Mark Fisher
       	Enova Corporation			             Enova Corporation
       	(619) 696-4292			                (619) 696-4897
       	Web Page: http://www.enova.com

       	Mike Mizrahi			                  Clem Teng
       	Pacific Enterprises		            Pacific Enterprises
       	(213) 244-3030			                (213) 244-3966
       	Web page: http//www.pacent.com


            ENOVA CORPORATION-PACIFIC ENTERPRISES
           JOINT STATEMENT ON CPUC MERGER DECISION


    	LOS ANGELES and SAN DIEGO, March 26, 1998 -- Pacific
Enterprises and Enova Corporation have issued the following
additional statement about today's California Public Utilities Commission (CPUC) decision on their proposed merger:
	    "Both of our companies have completed a thorough review of the CPUC's March 26, 1998, decision approving our merger. Overall, the decision provides substantial benefits to all of our
stakeholders, including shareholders and customers, and we will proceed as planned with our merger.  We expect all remaining regulatory approvals to be gained and the new company formed by our merger -- Sempra Energy -- to be operational this summer."
	    Final regulatory approvals still must be gained from the Federal Energy Regulatory Commission (FERC) -- which already conditionally approved the merger June 25, 1997 -- and the
Securities and Exchange Commission.
	    Based on stock closing prices yesterday, the merger deal has a market value of $6.6 billion.
	    In October 1996, Pacific Enterprises and Enova Corporation jointly announced an agreement to combine their companies. The shareholders of both companies approved the merger March 11, 1997.
The Nuclear Regulatory Commission approved the merger Aug. 29,
1997.  The California State Attorney General's office issued a
favorable advisory opinion on the merger Nov. 21, 1997.   The U.S.
Department of Justice approved the merger March 9, 1998.
                         - more -

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Joint Statement on CPUC Merger Decision/Page 2

    	Enova Corporation (NYSE: ENA), based in San Diego, is a leading energy management company providing electricity, gas and value-added products and services in the United States and Mexico.
Enova is the parent company of San Diego Gas & Electric Company
(SDG&E), Enova International, Enova Financial, Califia and Pacific Diversified Capital. SDG&E has 1.2 million electric meters and 715,000 natural gas meters, serving 3 million consumers in San
Diego and southern Orange counties.
	    Pacific Enterprises (NYSE: PET) is a Los Angeles-based energy-services company, whose Southern California Gas Co. unit is the nation's largest natural gas distributor, with 4.8 million natural gas meters serving 18 million consumers. Pacific
Enterprises also has interstate and offshore natural gas pipelines, centralized heating and cooling facilities and natural gas distribution operations in Latin America.
	    Enova Corporation and Pacific Enterprises jointly own Energy Pacific, a retail energy-services marketing company, and Sempra
Energy Trading, a wholesale energy commodity trading firm.

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